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                                                                    EXHIBIT 99.2


                 RBC CENTURA TO ACQUIRE ADMIRALTY BANCORP, INC.
                     PROVIDES IMMEDIATE PRESENCE IN FLORIDA

ROCKY MOUNT, N.C., AUGUST 29, 2002 - RBC Centura Banks, Inc., a wholly owned subsidiary of Royal Bank of Canada (TSE, NYSE: RY), and Admiralty Bancorp, Inc. (NASDAQ: AAAB) today announced the signing of a definitive merger agreement pursuant to which RBC Centura will acquire all of the outstanding shares of Admiralty Bancorp, a Florida-based financial holding company with a commercial bank subsidiary operating 10 branches in southern and central Florida.

         Under the agreement, Admiralty Bancorp shareholders will receive US$26 cash per share, valuing the deal at approximately US$150 million. The acquisition is subject to customary closing conditions, including approval by U.S. and Canadian regulators and by a majority of Admiralty Bancorp shareholders. The transaction is expected to close in January 2003 and be accretive to RBC earnings in fiscal 2004.

         Admiralty Bancorp, based in Palm Beach Gardens, Fla., has approximately 120 employees, approximately 17,500 accounts and assets of approximately US$578 million. It owns and operates Admiralty Bank, which offers personal and commercial banking services in the Palm Beach, Broward, Brevard, Orange, and Seminole Counties in Florida. Admiralty Bank's commitment to providing superior client service has been successful in attracting the commercial business of small and medium-sized companies and the individual business of these companies' owners and managers and other professionals based in the communities it serves.

         Admiralty Bank's 10 branches will become part of RBC Centura Bank and operate under the RBC Centura brand name following the completion of this transaction.

         Because of its large and growing population base, Florida is strategic to RBC's U.S. expansion program. "Acquiring Admiralty Bancorp is a significant step toward our goal of creating a leading North American financial services organization," said Jim Rager, vice-chairman of RBC Financial Group and head of RBC Banking, the firm's personal and commercial banking division.

         "Admiralty Bank provides us with an excellent foundation for continued growth in one of the most attractive and desirable markets in the United States," Rager said. "We are excited about leveraging this opportunity and continuing to grow our presence in Florida."

         Upon closing, the acquisition will allow Admiralty Bank to enhance its offerings across a broad range of sectors. Admiralty Bank's retail clients will have access to an expanded portfolio of banking and investment products and services, including mortgages, credit cards, cash management, mutual funds, and



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private banking services. Finally, Admiralty Bank will be able to leverage RBC's strength in the commercial, industrial and builder finance sectors.

          "RBC Centura is an ideal partner for Admiralty Bancorp," said Ward Kellogg, President and CEO of Admiralty Bancorp. "Both firms share a commitment to superior service for all clients. We are excited by the prospect of offering RBC Centura products and services to our clients."

         "Admiralty Bank will allow RBC Centura to hit the ground running in Florida with an experienced management team and bankers with strong local market knowledge," said Kel Landis, CEO of RBC Centura. "The combination of Admiralty Bank's people along with RBC's enhanced product and client management capabilities provides us with a tremendous growth opportunity in the Florida market."

         The Admiralty Bancorp acquisition extends RBC Financial Group's growing U.S. financial services platform. In addition to RBC Centura, RBC's U.S. operations include: RBC Dain Rauscher, a full-service securities firm based in Minneapolis; RBC Capital Markets, with corporate and investment banking operations in New York, Minneapolis, Greenwich and other select U.S. locations; RBC Mortgage, a Chicago-based retail mortgage originator; RBC Builder Finance, a Houston-based provider of construction loans with national reach; and Greenville, S.C.-based RBC Liberty Insurance and RBC Liberty Insurance Services, a life and health insurance company and a full-service administration company, respectively.

ABOUT ADMIRALTY BANCORP, INC.

         Admiralty Bancorp, Inc. is the parent company for Admiralty Bank. Admiralty Bank is a Florida chartered commercial bank operating through its main office in Palm Beach Gardens, Florida and nine branch offices located in Altamonte Springs, Boca Raton, Cocoa Beach, Fort Lauderdale, Juno Beach, Jupiter, Melbourne and Orlando, Florida. The Bank is a full service financial institution, catering to the needs of businesses, professionals, and private banking clients. Additional information may be found at www.admiraltybank.com.

ABOUT RBC CENTURA

         RBC Centura delivers a wide range of financial services and advice, including a complete line of banking, investment, insurance, leasing and asset management services, to individuals and businesses in North Carolina, South Carolina, Virginia and Georgia. RBC Centura's multifaceted customer access network includes more than 240 full-service financial offices, an extensive ATM network, telephone and Internet banking. RBC Centura is a brand name used by RBC Centura Banks, Inc., a wholly owned subsidiary of Royal Bank of Canada (NYSE,
TSE: RY). Additional information may be found at www.rbccentura.com.

ABOUT RBC

            Royal Bank of Canada (TSE, NYSE: RY) uses the initials RBC as a prefix for its businesses and operating subsidiaries, which operate under the master brand name of RBC Financial Group. Royal Bank of Canada is Canada's largest financial institution as measured by market capitalization and assets,



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and is one of North America's leading diversified financial services companies.
It provides personal and commercial banking, wealth management services, insurance, corporate and investment banking, and transaction processing services on a global basis. RBC employs 60,000 people who serve more than 12 million personal, business and public sector customers in North America and in some 30 countries around the world. For more information, please visit www.rbc.com.

MEDIA CONTACTS:
Rocky Mount       Verna Gessaman    (252) 454-2927       RBC Centura
Toronto           Beja Rodeck       (416) 974-5506       RBC Financial Group
Boca Raton, Fla   Ward Kellogg      (561) 391-5654       Admiralty Bancorp

INVESTOR CONTACTS:

For general investor relations information please visit:
www.rbc.com/investorrelations

Nabanita Merchant, SVP, Investor Relations, RBC Financial Group (416) 955-7803 Cynthia Li, Manager, Investor Relations, RBC Financial Group, (416) 955-7808 Ward Kellogg, President & CEO, Admiralty Bancorp (561) 391-5654

A slide presentation will be available within 30 minutes of this news release being issued at: http://www.rbc.com/investorrelations/recacq.html

FORWARD LOOKING STATEMENTS

This news release includes forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward-looking statements. Statements regarding the expected date of completion of the transaction are subject to forward-looking statements, the risk that regulatory approvals will not be obtained, that the shareholders of Admiralty Bancorp, Inc. will not approve the merger, or that other closing conditions will not be satisfied.

Statements regarding the expected benefits of the transaction are subject to the following risks, among others: that expected benefits will not be achieved; that revenues following the acquisition will be lower than expected; that the businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products and services; increased competition and its effect on the combined company; the general economic conditions, either nationally or in the states in which the combined company will be doing business, will be less favorable than expected; the general risks associated with the company's business; and that legislation or regulatory changes adversely affect the businesses in which the combined company would engage.


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